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                                                                EXHIBIT 21.1


                  SUBSIDIARIES OF ALLIANCE LAUNDRY SYSTEMS LLC
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        NAME OF SUBSIDIARY                          PLACE OF INCORPORATION
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   1.   Alliance Laundry Corporation                    Delaware
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   2.   Alliance Commercial Appliances Finance LLC      Delaware
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   3.   Alliance Laundry S.A.                           Argentina
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   4.   Alliance Laundry Receivables Warehouse LLC      Delaware
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   5.   Alliance Laundry Equipment Receivables LLC      Delaware
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